EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Residential one-to-four unit loans subject to negative amortization
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949) 509-4440

DOWNEY ANNOUNCES HIGHER QUARTERLY EARNINGS

          Newport Beach, California - October 18, 2005 - Downey Financial Corp. (NYSE: DSL) reported that net income for the third quarter of 2005 totaled $59.7 million or $2.14 per share on a diluted basis, up 143.7% from $24.5 million or $0.88 per share in the year-ago third quarter.

          The increase in net income between third quarters primarily reflected:

  A $19.1 million favorable change in loan servicing activities, as the year-ago quarter included a $16.7 million addition to the valuation allowance for mortgage servicing rights, compared to a $1.9 million recapture in the current quarter;
  A $16.5 million increase in loan and deposit related fees primarily reflecting higher loan prepayment fees;
  A $14.9 million increase in net gains on sales of loans and mortgage-backed securities due to a higher volume and gain per each dollar of loan sold;
  A $5.4 million or 6.6% increase in net interest income reflecting a higher level of interest-earning assets; and
  A $4.1 million favorable change in loss on extinguishment of debt, as the year-ago third quarter included the recognition of deferred issuance costs associated with the early redemption of junior subordinated debentures.

Those favorable items were partially offset by an increase in the effective tax rate from 25.55% to 38.80%. Both the current and year-ago third quarters included reductions to federal income tax expense from the settlement of prior-year tax returns. However, the current quarter reduction of $3.2 million was below the $5.6 million of a year-ago.

          For the first nine months of 2005, net income totaled $175.5 million or $6.30 per share on a diluted basis, up from $61.2 million or $2.19 per share for the first nine months of 2004.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "Our earnings compared to a year ago continue to benefit from strong secondary marketing activities, growth in net interest and fee income, and improved operating efficiency. Also, our loan credit quality remains good, as evidenced by our continued low level of non-performing assets."

Page 1

Net Interest Income

          Net interest income totaled $87.3 million in the third quarter of 2005, up $5.4 million or 6.6% from a year ago. The increase primarily reflected growth of 11.4% in average interest-earning assets to $16.133 billion in the current quarter. The effective interest rate spread averaged 2.16% in the current quarter, down from 2.26% a year ago and 2.27% in the second quarter of 2005. The decline in the effective interest rate spread was due to a higher level of deferred loan origination costs being written-off related to loan repayments. Those write-offs were, in part, offset by higher loan prepayment fees recognized in other income.

          For the first nine months of 2005, net interest income totaled $275.4 million, up $47.5 million from a year ago.

Provision for Loan Losses

          During the current quarter, $0.8 million of provision for loan losses was reversed, a favorable change of $1.9 million from the year-ago third quarter. The current quarter reversal reflected a recovery of $0.4 million of a prior charge-off and a decline in non-one-to-four unit residential loans against which higher loss allowances are maintained. At quarter end, the allowance for loan losses was $36 million, compared to $35 million at both December 31, and September 30, 2004.

          For the first nine months of 2005, provision for loan losses totaled $1.9 million and net charge-offs were $0.6 million. That compares to a $4.4 million provision for loan losses and net charge-offs of $0.2 million in the year-ago period.

Other Income

          Other income totaled $68.2 million in the third quarter of 2005, up $58.0 million from a year ago. Contributing to the increase between third quarters was:

  A $19.1 million favorable change in loan servicing activities, as income of $2.2 million was recorded in the current quarter, compared to a loss of $16.9 million in the year-ago quarter. The primary reason for the favorable change was that the current quarter included a $1.9 million recapture of valuation allowance for mortgage servicing rights, compared to a $16.7 million addition in the year-ago quarter. At September 30, 2005, mortgage servicing rights, net of a $2 million valuation allowance, totaled $19 million or 0.83% of the $2.311 billion of associated loans serviced for others (this excludes the $9.111 billion of loans sub-serviced for others on a fixed fee basis per loan).
  A $16.5 million increase in loan and deposit related fees due primarily to an increase of $15.5 million in loan prepayment fees. Deposit related fees were up $0.8 million or 11.3%.
  A $14.9 million increase in net gains from sales of loans and mortgage-backed securities. Net gains in the current quarter totaled $29.5 million, including a $1.4 million loss due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 1.47% on secondary market sales of $2.108 billion was realized, compared to the year-ago gain of 0.64% on secondary market sales of $1.871 billion.
Page 2
  A $4.1 million favorable change in loss on extinguishment of debt, as the year-ago quarter included the recognition of deferred issuance costs associated with the $124 million of junior subordinated debentures that were redeemed prior to their maturity.
  A $2.9 million increase in income from real estate held for investment due primarily to higher gains from sales and the recapture of valuation allowances. The current quarter included gains of $1.4 million, compared to virtually none a year ago, and a recapture of $1.3 million of valuation allowances.

          For the first nine months of 2005, other income totaled $199.8 million, up $156.4 million from the same period a year ago.

Operating Expense

          Operating expense totaled $58.7 million in the current quarter, up $0.7 million from a year ago due to a 1.0% increase in general and administrative expense. Included in the current quarter was a $1.0 million contribution to the American Red Cross to help the victims of Hurricane Katrina. Excluding that contribution, general and administrative expense would have been down $0.4 million or 0.7%.

          For the first nine months of 2005, operating expense totaled $175.2 million, up $4.9 million from the same period a year ago.

Assets, Loan Originations and Deposits

          At September 30, 2005, assets totaled $16.566 billion, up 5.9% from a year ago and up $917 million or 5.9% from year-end 2004. During the current quarter, assets declined $46 million due primarily to a $419 million decline in loans held for sale that more than offset an increase of $355 million in loans held for investment. At quarter end, $12.661 billion of one-to-four unit adjustable rate mortgages in loans held for investment were subject to negative amortization, of which $99 million or 0.8% represented the amount of negative amortization included in the loan balance. At origination, these loans had a weighted average loan-to-value ratio of 69%.

          Loan originations (including purchases) totaled $3.644 billion in the current quarter, down 15.1% from $4.290 billion a year ago. Loans originated for sale declined $355 million to $1.700 billion and single family loans originated for portfolio decreased $161 million to $1.912 billion. Of the current quarter total originated for portfolio, $102 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.175 billion, with an average loan-to-value ratio at origination of 70% and, of the total, 96.8% represented "Alt. A and A-" credits. In addition to single family loans, $32 million of other loans were originated in the current quarter.

          Deposits totaled $11.752 billion at quarter end, up 23.0% from the year-ago level and $2.094 billion or 21.7% since year-end 2004. During the quarter, no new branches were opened, thereby leaving the total number of branches unchanged at 172 (168 in California and four in Arizona). At quarter end, the average deposit size of our 80 traditional branches was $117 million, while the average deposit size of our 92 in-store branches was $26 million. Since the end of 2004, borrowings have declined by $1.397 billion, as deposit growth has exceeded the growth in assets.

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Non-Performing Assets

          Non-performing assets increased $5 million during the quarter to $30 million or 0.18% of total assets, compared to 0.22% at year-end 2004.

Regulatory Capital Ratios

          At September 30, 2005, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.66% and a risk-based capital ratio of 14.82%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
(Dollars in Thousands, Except Per Share Data)	2005	2004	2004

Assets
Cash	$171,225	$119,502	$107,038
Federal funds	2	-	-

Cash and cash equivalents	171,227	119,502	107,038
U.S. Treasury, agency and other investment securities available for sale,
at fair value	550,621	497,009	732,878
Loans held for sale, at lower of cost or fair value	495,035	1,118,475	845,913
Mortgage-backed securities available for sale, at fair value	284	304	315
Loans held for investment	14,883,882	13,458,713	13,445,697
Allowance for loan losses	(35,998)	(34,714)	(34,551)

Loans held for investment, net	14,847,884	13,423,999	13,411,146
Investments in real estate and joint ventures	49,351	55,411	44,242
Real estate acquired in settlement of loans	2,323	2,555	2,819
Premises and equipment	105,996	106,238	107,429
Federal Home Loan Bank stock, at cost	222,228	243,613	209,063
Mortgage servicing rights, net	19,117	17,964	82,295
Other assets	101,795	63,738	96,326

	$16,565,861	$15,648,808	$15,639,464

Liabilities and Stockholders’ Equity
Deposits	$11,752,236	$9,657,978	$9,551,333
Securities sold under agreements to repurchase	-	-	251,875
Federal Home Loan Bank advances	3,162,808	4,559,622	4,418,729
Senior notes	198,045	197,924	197,886
Accounts payable and accrued liabilities	150,361	108,217	115,971
Deferred income taxes	130,883	117,416	138,045

Total liabilities	15,394,333	14,641,157	14,673,839

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at September 30, 2005, December 31, 2004 and
September 30, 2004; outstanding 27,853,783 shares at September 30, 2005,
December 31, 2004 and September 30, 2004	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive income (loss)	(2,995)	318	1,926
Retained earnings	1,097,241	930,051	886,417
Treasury stock, at cost, 381,239 shares at September 30, 2005,
December 31, 2004 and September 30, 2004	(16,792)	(16,792)	(16,792)

Total stockholders’ equity	1,171,528	1,007,651	965,625

	$16,565,861	$15,648,808	$15,639,464

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands, Except Per Share Data)	2005	2004	2005	2004

Interest income
Loans	$191,357	$141,458	$554,005	$380,301
U.S. Treasury and agency securities	5,331	5,765	15,198	16,161
Mortgage-backed securities	3	3	9	9
Other investment securities	2,374	1,975	8,032	4,767

Total interest income	199,065	149,201	577,244	401,238

Interest expense
Deposits	74,900	40,715	184,885	107,977
Federal Home Loan Bank advances and other borrowings	33,554	22,490	107,106	54,738
Senior notes	3,296	3,294	9,887	3,586
Junior subordinated debentures	-	765	-	7,033

Total interest expense	111,750	67,264	301,878	173,334

Net interest income	87,315	81,937	275,366	227,904
Provision for (reduction of) loan losses	(751)	1,186	1,870	4,448

Net interest income after provision for (reduction of) loan losses	88,066	80,751	273,496	223,456

Other income, net
Loan and deposit related fees	32,284	15,828	77,436	42,703
Real estate and joint ventures held for investment, net	3,307	365	7,615	8,339
Secondary marketing activities:
Loan servicing income (loss), net	2,166	(16,890)	1,121	(17,349)
Net gains on sales of loans and mortgage-backed securities	29,499	14,637	108,962	31,684
Net gains on sales of mortgage servicing rights	19	-	1,000	-
Net gains (losses) on sales of investment securities	-	-	28	(19,159)
Litigation award	-	-	1,767	-
Loss on extinguishment of debt	-	(4,111)	-	(4,111)
Other	971	393	1,830	1,248

Total other income, net	68,246	10,222	199,759	43,355

Operating expense
Salaries and related costs	38,155	36,629	116,352	109,773
Premises and equipment costs	8,079	8,771	23,970	25,179
Advertising expense	1,557	1,494	4,458	4,367
SAIF insurance premiums and regulatory assessments	957	825	2,811	2,326
Professional fees	(69)	387	612	1,111
Other general and administrative expense	9,938	9,909	26,935	27,823

Total general and administrative expense	58,617	58,015	175,138	170,579
Net operation of real estate acquired in settlement of loans	91	36	76	(273)

Total operating expense	58,708	58,051	175,214	170,306

Income before income taxes	97,604	32,922	298,041	96,505
Income taxes	37,868	8,412	122,496	35,262

Net income	$59,736	$24,510	$175,545	$61,243

Per share information
Basic	$2.14	$0.88	$6.30	$2.19
Diluted	$2.14	$0.88	$6.30	$2.19
Cash dividends declared and paid	$0.10	$0.10	$0.30	$0.30
Weighted average shares outstanding
Basic	27,853,783	27,918,124	27,853,783	27,941,520
Diluted	27,884,352	27,943,512	27,883,489	27,970,788

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands)	2005	2004	2005	2004

Net income by business segment
Banking	$57,687	$24,262	$170,829	$56,375
Real estate investment	2,049	248	4,716	4,868

Total net income	$59,736	$24,510	$175,545	$61,243

Selected financial ratios
Effective interest rate spread	2.16%	2.26%	2.27%	2.34%
Efficiency ratio (a)	38.50	60.49	37.60	63.88
Return on average assets	1.44	0.66	1.41	0.61
Return on average equity	20.92	10.30	21.56	8.74

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$1,809,817	$1,840,624	$4,692,567	$5,756,155
Residential one-to-four units — subprime	102,304	232,248	408,264	609,481
All other	31,620	162,069	277,804	487,477
Repayments	(1,691,123)	(1,123,307)	(4,120,375)	(3,481,940)

Loans originated for sale portfolio (b)	1,699,900	2,054,632	6,647,339	4,261,617

Loans and mortgage-backed securities sold	(2,108,001)	(1,871,226)	(7,230,561)	(3,689,001)

Increase (decrease) in loans (including mortgage-backed
securities)	(63,752)	1,285,637	800,425	3,860,864

Increase (decrease) in assets	(46,266)	1,417,117	917,053	3,993,484

Increase in deposits	710,164	603,095	2,094,258	1,257,575

Increase (decrease) in borrowings	(839,908)	750,825	(1,396,693)	2,615,468

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
	2005	2004	2004

Capital ratios (Bank only)
Tangible and core	7.66%	7.09%	6.94%
Risk-based	14.82	13.71	13.62

Book value per share	$42.06	$36.18	$34.67

Number of branches including in-store locations	172	169	168

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment and litigation award.
(b) Includes loans purchased.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended September 30,

	2005			2004

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans	$15,370,378	$191,357	4.98%	$13,653,221	$141,458	4.14%
Mortgage-backed securities	288	3	4.17	319	3	3.76
Investment securities (a)	762,543	7,705	4.01	829,598	7,740	3.71

Total interest-earning assets	16,133,209	199,065	4.94	14,483,138	149,201	4.12
Non-interest-earning assets	435,116			417,840

Total assets	$16,568,325			$14,900,978

Transaction accounts:
Non-interest-bearing checking	$833,616	$-	-%	$501,808	$-	-%
Interest-bearing checking (b)	527,892	474	0.36	541,225	512	0.38
Money market	161,275	425	1.05	148,072	390	1.05
Regular passbook	2,059,920	5,464	1.05	3,306,857	9,056	1.09

Total transaction accounts	3,582,703	6,363	0.70	4,497,962	9,958	0.88
Certificates of deposit	7,916,147	68,537	3.43	4,847,385	30,757	2.52

Total deposits	11,498,850	74,900	2.58	9,345,347	40,715	1.73
FHLB advances and other borrowings (c)	3,485,347	33,554	3.82	4,167,680	22,490	2.15
Senior notes and junior subordinated debentures (d)	198,031	3,296	6.66	227,245	4,059	7.14

Total deposits and borrowings	15,182,228	111,750	2.92	13,740,272	67,264	1.95
Other liabilities	244,113			208,535
Stockholders’ equity	1,141,984			952,171

Total liabilities and stockholders’ equity	$16,568,325			$14,900,978

Net interest income/interest rate spread		$87,315	2.02%		$81,937	2.17%
Excess of interest-earning assets over deposits and borrowings	$950,981			$742,866
Effective interest rate spread			2.16			2.26

	Nine Months Ended September 30,

Interest-earning assets:
Loans	$15,404,317	$554,005	4.80%	$12,199,645	$380,301	4.16%
Mortgage-backed securities	295	9	4.07	325	9	3.69
Investment securities (a)	760,572	23,230	4.08	777,683	20,928	3.59

Total interest-earning assets	16,165,184	577,244	4.76	12,977,653	401,238	4.12
Non-interest-earning assets	410,747			413,144

Total assets	$16,575,931			$13,390,797

Transaction accounts:
Non-interest-bearing checking	$715,853	$-	-%	$481,290	$-	-%
Interest-bearing checking (b)	532,438	1,430	0.36	537,018	1,507	0.37
Money market	159,176	1,245	1.05	144,157	1,130	1.05
Regular passbook	2,328,477	18,759	1.08	3,689,602	30,201	1.09

Total transaction accounts	3,735,944	21,434	0.77	4,852,067	32,838	0.90
Certificates of deposit	6,951,553	163,451	3.14	4,053,102	75,139	2.48

Total deposits	10,687,497	184,885	2.31	8,905,169	107,977	1.62
FHLB advances and other borrowings (c)	4,368,285	107,106	3.28	3,208,849	54,738	2.28
Senior notes and junior subordinated debentures (d)	197,989	9,887	6.66	164,125	10,619	8.63

Total deposits and borrowings	15,253,771	301,878	2.65	12,278,143	173,334	1.89
Other liabilities	236,472			178,257
Stockholders’ equity	1,085,688			934,397

Total liabilities and stockholders’ equity	$16,575,931			$13,390,797

Net interest income/interest rate spread		$275,366	2.11%		$227,904	2.23%
Excess of interest-earning assets over deposits and borrowings	$911,413			$699,510
Effective interest rate spread			2.27			2.34

(a) Yields for investment securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) Starting in the first quarter of 2004, the impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
(d) In June 2004, we issued $200 million of 6.5% 10-year senior notes. In July 2004, we redeemed our junior subordinated debentures before their maturity.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands)	2005	2004	2005	2004

Loan and deposit related fees
Loan related fees:
Prepayment fees	$21,947	$6,435	$47,945	$15,324
Other fees	2,302	2,175	6,251	6,390
Deposit related fees:
Automated teller machine fees	2,770	2,418	8,135	7,116
Other fees	5,265	4,800	15,105	13,873

Total loan and deposit related fees	$32,284	$15,828	$77,436	$42,703

Loan servicing income (loss), net
Net cash servicing fees	$1,968	$6,031	$5,348	$17,350
Payoff and curtailment interest cost (a)	(315)	(1,053)	(797)	(4,663)
Amortization of mortgage servicing rights	(1,346)	(5,190)	(3,904)	(14,791)
(Provision for) reduction of impairment of mortgage servicing rights	1,859	(16,678)	474	(15,245)

Total loan servicing income (loss), net	$2,166	$(16,890)	$1,121	$(17,349)

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,858	$12,114	$4,684	$30,156
All other components excluding SFAS 133	29,041	(72)	101,507	(1,137)
SFAS 133	(1,400)	2,595	2,771	2,665

Total net gains on sales of loans and mortgage-backed securities	$29,499	$14,637	$108,962	$31,684

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	1.47%	0.64%	1.47%	0.79%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,626	$95,813	$20,502	$95,183
Additions	1,858	12,114	4,684	30,156
Amortization	(1,346)	(5,190)	(3,904)	(14,791)
Sales	(87)	-	(101)	-
Impairment write-down	(134)	(3,610)	(264)	(11,421)

Gross balance at end of period	20,917	99,127	20,917	99,127

Allowance balance at beginning of period	3,793	3,764	2,538	13,008
Provision for (reduction of) impairment	(1,859)	16,678	(474)	15,245
Impairment write-down	(134)	(3,610)	(264)	(11,421)

Allowance balance at end of period	1,800	16,832	1,800	16,832

Total mortgage servicing rights, net	$19,117	$82,295	$19,117	$82,295

As a percentage of associated mortgage loans	0.83%	0.82%	0.83%	0.82%
Estimated fair value (b)	$19,139	$82,401	$19,139	$82,401
Weighted average expected life (in months)	47	57	47	57
Custodial account earnings rate	3.99%	2.24%	3.99%	2.24%
Weighted average discount rate	9.20	9.27	9.20	9.27

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2005	2004	2004

Mortgage loans serviced for others
Total	$11,444,758	$6,672,984	$10,568,339
With capitalized mortgage servicing rights: (b)
Amount	2,310,726	2,100,452	10,075,028
Weighted average interest rate	5.57%	5.59%	5.52%
Total loans sub-serviced without mortgage servicing rights: (c)
Term – less than six months	$292,480	$610,263	$-
Term – indefinite	8,818,890	3,931,483	459,307

Custodial account balances	$326,906	$143,765	$229,074

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c) Servicing is performed for a fixed fee per loan each month.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2005	2004	2004

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$12,964,860	$11,509,067	$11,645,362
Residential one-to-four units — subprime	1,175,043	1,254,452	1,167,565

Total residential one-to-four units	14,139,903	12,763,519	12,812,927
Residential five or more units	70,230	96,587	97,363
Commercial real estate	29,023	32,678	42,479
Construction	89,337	67,519	72,599
Land	41,361	25,569	25,764
Non-mortgage:
Commercial	4,223	4,997	5,990
Automobile	204	858	1,297
Other consumer	306,756	283,798	235,113

Total loans held for investment	14,681,037	13,275,525	13,293,532
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	202,845	183,188	152,165
Allowance for losses	(35,998)	(34,714)	(34,551)

Total loans held for investment, net	$14,847,884	$13,423,999	$13,411,146

Loans held for sale
Residential one-to-four units	$495,156	$1,122,534	$842,853
Other consumer	-	-	63
Capitalized basis adjustment (a)	(121)	(4,059)	2,997

Total loans held for sale	$495,035	$1,118,475	$845,913

Residential one-to-four unit loans subject to negative amortization
Held for investment:
Amount	$12,660,520	$10,463,214	$10,297,567
Negative amortization included in the loan balance	99,043	37,338	32,713
Negative amortization as a percentage of the associated loan balance	0.78%	0.36%	0.32%
Held for sale:
Amount	$293,995	$849,869	$543,540
Negative amortization included in the loan balance	4	6	2

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$18,373	$20,470	$23,091
Residential one-to-four units — subprime	9,018	10,696	12,870
Other	634	468	464

Total non-accrual loans	28,025	31,634	36,425
Real estate acquired in settlement of loans	2,323	2,555	2,819

Total non-performing assets	$30,348	$34,189	$39,244

Non-performing assets as a percentage of total assets	0.18%	0.22%	0.25%

Delinquent loans
30-59 days	$20,268	$17,255	$14,539
60-89 days	10,596	6,278	10,341
90+ days (b)	15,343	23,415	22,687

Total delinquent loans	$46,207	$46,948	$47,567

Delinquencies as a percentage of total loans	0.30%	0.33%	0.34%

(a) Reflected the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
Note: Certain prior period amounts have been reclassified to conform to the current presentation.
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